Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A, Amendment 1 of AMF Capital Group Inc., of our report dated August 22, 2008 on our audit of the financial statements of AMF Capital Group Inc. as of July 31, 2008, and the related statements of operations, stockholders' equity and cash flows since inception June 13, 2008 through July 31, 2008, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada
October 2, 2008





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                        (702) 253-7499 Fax (702) 253-7501